                                                                     EXHIBIT 2.5
                                                                  EXECUTION COPY

                  AMENDMENT NO. 2 TO THE AGREEMENT TO SUBLEASE


                  Amendment No. 2 (the "Amendment"), dated as of November 14, 2001, to the Agreement to Sublease, dated as of August 25, 2000 among SBCW, for itself and on behalf of the Sublessor Entities, TowerCo Parent and TowerCo, as amended by Amendment No. 1 dated December 14, 2000 (as amended and modified, the "Agreement"). Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Agreement.

                  WHEREAS, pursuant to Section 16.19 of the Agreement, SBCW, TowerCo and TowerCo Parent desire to amend the Agreement as more particularly set forth herein; and

                  WHEREAS, on the date hereof, the Owners (as defined in the SMA) and SpectraSite Communications, Inc. are executing and delivering that certain Amendment No. 1 to the Site Marketing Agreement dated as of December 14, 2000 (the "SMA") in the form attached hereto as Exhibit A.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1.       Payment to SBCW.

                  On the date hereof, TowerCo shall pay $35,000,000 to SBC Tower Holdings, LLC, as consideration for the concessions set forth herein, by wire transfer of immediately available funds through the Federal Reserve System to the account designated on Annex I hereto.

         2.       Amendment to definition of "End Date".

                  The definition of "End Date" is hereby deleted in its entirety and replaced by the following:

                           "End Date" shall mean the later of (a) December 14, 2003 and (b) the Final Transfer Date.

         3.       Amendment to Section 4.1.

                  Section 4.1 is hereby amended by adding the following paragraph (e) after paragraph (d) thereof (it being agreed that the term "the date hereof", as used in the following paragraph (e), shall mean the date of this Amendment):

                           "(e)     Notwithstanding anything to the contrary in
         this Agreement (including Section 4.1):

                                    (i)      The parties acknowledge and agree
                  that: (a) in no event shall more than 3,600 Sites become Included Sites under this

                  Agreement; (b) they shall continue to conduct Closings in the ordinary course consistent with all Closings prior to the date hereof until the earlier of (x) 2,750 Sites have become Included Sites (the Closing on which the last of such 2,750 Sites become Included Sites, the "Threshold Closing") and (y) the Final Closing; provided, however, that in no event shall any Closings occur after the Threshold Closing or Final Closing Date, as applicable, except as hereinafter provided in this Section 4.1(e); and (c) following the Threshold Closing or the Final Closing, as applicable, and up to and including the Final Transfer Date (as defined herein), the parties shall continue to select Existing Sites (from Annex A to the Agreement) to become Included Sites at a Transfer Closing (as defined herein) (such Sites, the "Transfer Sites").

                                    (ii)     The parties acknowledge and agree
                  that all of the obligations of the parties to close the Transfer Sites included in any Transfer Closing shall be subject to the satisfaction or waiver, prior to or at such Transfer Closing, of each of the conditions set forth in Articles XI and XII of the Agreement. Each of the parties acknowledges and agrees that, with respect to the Transfer Sites, (a) for purposes of determining the satisfaction of the conditions set forth in Sections 11.1 and 12.1 at the applicable Transfer Closing, the representations and warranties of SBCW and the Sublessor Entities (other than Section 6.5) and TowerCo and TowerCo Parent (other than Sections 8.7 and 9.5) contained in the Agreement or in any schedule, certificate or document delivered by such party pursuant to the Agreement shall have been true and correct in all material respects on and as the date when made and shall be deemed to be made again at and as of the date of such Transfer Closing and shall be true and correct in all material respects at and as of such date (in the case of representations and warranties which are made only as a specific date, such representations and warranties need only be true and correct in all material respects at and as of such date); (b) for purposes of determining the satisfaction of the conditions set forth in Sections 11.2 and 12.2 at the applicable Transfer Closing, the measurement date for determining the parties' performance of and compliance with the covenants, agreements and conditions required by the Agreement shall be the date of the relevant Transfer Closing; and (c) the Closing Certificates contemplated by Sections 11.3 and 12.3 shall be delivered by the parties at the applicable Transfer Closing and shall be dated as of the Transfer Date of such Transfer Closing.

                                    (iii)    The parties shall use commercially
                  reasonable efforts to include on each Transfer Date 213 Transfer Sites selected by the parties in accordance with this
                  Section 4.1(e)(i) to become Included Sites (the "Target Amount") and shall effect the closing of such Transfer Sites by performing the actions set forth in Section 4.2(a) (the "Transfer Closing"). Notwithstanding anything to the contrary in this Section 4.1(e), TowerCo may, from time to time, at its option, upon thirty days written notice to SBCW, (a) accelerate the Transfer Closing with respect to one or more Transfer Sites prior to the Transfer Dates specified herein (provided that such accelerated closing shall only occur on the first calendar day of a calendar month and shall be effective as of 12:01 a.m. of such day; provided that if such date is not a business day, the Rent payable with respect to each Transfer Site being conveyed at such Transfer Closing shall be paid by TowerCo on the next business day); provided further that such accelerated closing shall not affect the schedule of Transfer Dates set forth in Section 4.1(e)(iv), including the next Transfer Date and (b) elect to close more than the Target Amount of Transfer Sites on any Transfer Date (or any such accelerated date); provided that to the extent that TowerCo elects to accelerate Transfer Closings or elects to close on more than the Target Amount on a Transfer Date (such number of Transfer Sites included in an accelerated closing and such number of Transfer Site in excess of the Target Amount, collectively, the "Excess Sites"), then the Target Amount for the next Transfer Date shall be reduced by the number of Excess Sites. Any Transfer Site that does not become an Existing Site on or before the Final Transfer Closing (as defined herein) shall become an Excluded Site. Any Transfer Site included in a Transfer Closing shall become an Included Site upon the consummation of such Transfer Closing. Each of the parties acknowledges and agrees that the provisions of Section 4.9 shall apply to all Transfer Closings.

                                    (iv)     The Transfer Dates shall be as
                  follows: April 1, 2003; July 1, 2003; October 1, 2003; and January 1, 2004 (each, a "Transfer Date") and "Final Transfer Date" shall mean the earlier to occur of (x) January 1, 2004 and (y) the date of the Transfer Closing at which 3,600 Sites have become Included Sites (the closing occurring on the Final Transfer Date, the "Final Transfer Closing"). Notwithstanding anything to the contrary herein, (a) the Transfer Closings on the applicable Transfer Dates shall be effective as of 12:01 a.m. of such Transfer Date and (b) if the Transfer Date is not a business day, the Rent payable with respect to each Transfer Site being conveyed at such Transfer Closing shall be paid by TowerCo on the next business day."

         4.       Amendment to Sections 4.4, 4.5, 4.6, 5.3, 5.4, 5.7, 5.10, 10.1
                  and 10.2.

                  The parties acknowledge and agree that, with respect to Transfer Sites, (a) each reference to Closing and Closing Date, respectively, in Sections 4.4, 4.5, 4.6, 5.3, 5.4, 5.7, 5.10, 10.1 and 10.2 shall be replaced with a reference to the Transfer Closing and Transfer Date, respectively and (b)
Section 4.6(b) is further amended by deleting in its entirety the phrase "pursuant to the Closing Schedule" in the first sentence.

         5.       Amendment to Section 4.8.

                  The first sentence of Section 4.8 is hereby deleted in its entirety and replaced by the following:

                           "Notwithstanding anything to the contrary herein, SBCW may at any time up to the Final Closing Date, amend Annex A to substitute a Site which has become an Excluded Site with another Site in a similar market with a similar structural design capacity, in which case such Site shall constitute an Existing Site hereunder (each a "Substitute Site")."

         6.       Amendment to Section 4.6(a), 5.6, 5.10(d) and 5.12.

                  The parties acknowledge and agree that, with respect to Transfer Sites, (a) each reference to Final Closing in Sections 4.6(a), 5.6, 5.10(d) and 5.12 shall be replaced with a reference to the Final Transfer Closing; and (b) Section 5.6 is further amended by deleting in its entirety the parenthetical appearing after the reference to the Final Closing.

         7.       Amendment to Article XIII.

                  The parties acknowledge and agree that, with respect to the Transfer Sites, for all purposes under Article XIII, each reference to the Closing Date and the Closing, respectively, shall be replaced with a reference to the Transfer Date and the Transfer Closing, respectively.

         8.       Continuing Effect of Agreement.

                  This Amendment shall not constitute an amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

         9.       Counterparts.

                  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

         10.      Governing Law.

                  This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws or rules.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, as of the day and year first above written.


                                  SBC WIRELESS, LLC, for itself and
                                  on behalf of the Sublessor Entities



                                  By:  /s/ Kathy Rehmer
                                       ----------------------------------------
                                       Kathy Rehmer
                                       as Attorney-in-Fact by Power of
                                       Attorney



                                  SBC TOWER HOLDINGS, LLC



                                  By:  /s/ Paul R. Driscoll
                                       ----------------------------------------
                                       Paul R. Driscoll
                                       Vice President



                                  SOUTHERN TOWERS, INC.



                                  By:  /s/Adam Stulberger
                                       ----------------------------------------
                                       Adam Stulberger
                                       Vice President



                                  SPECTRASITE HOLDINGS, INC.



                                  By:  /s/ Adam Stulberger
                                       ----------------------------------------
                                       Adam Stulberger
                                       Chief Development Officer